UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 14, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Effective April 14, 2014, the Company has promoted Mr. Robert Rusenko to Chief Operating Officer.  Mr. Rusenko started with Company on April 29, 2013 as Vice President of Operations with an annual base salary of $180,000.   Effective April 14, 2014, Mr. Rusenko’s annual base salary will be $195,000 per year, which may be changed in the Company’s sole discretion based upon Mr. Rusenko’s or the Company’s performance.  In addition, Mr. Rusenko will be eligible to receive a discretionary cash bonus up to 50% of his annual salary based on his performance and the Company’s performance.  As an “at-will” employee, Mr. Rusenko’s employment can be terminated by the Company or by him, at any time and for any reason.   On Mr. Rusenko’s promotion date of April 14, 2014, the Company will grant Mr. Rusenko 50,000 shares of restricted stock of the Company.  The shares of restricted stock shall vest 1/3rd on the one year anniversary of the date of grant, 1/3rd on the two year anniversary of the date of grant, and 1/3rd on the three year anniversary of the date of grant.  Upon Change of Control, Mr. Rusenko’s remaining options and restricted shares of stock shall become vested immediately.

Mr. Rusenko (age 48) — On April 29, 2013, Robert Rusenko became our Vice President of Operations and on April 14, 2014, the board of directors formally designated Mr. Rusenko as our Chief Operating Officer and Secretary. From November 2008 to April 2013, Mr. Rusenko served as vice president and general manager of Alpharetta printed products at Scientific Games, a global leader in gaming solutions for lottery and gaming organizations. At Scientific Games, Mr. Rusenko was responsible for a high-throughput, roll-to-roll manufacturing facility, which is the largest in the world for printed lottery products and more than double the capacity of any other facility. Mr. Rusenko joined Scientific Games as the Vice President of Quality and Operational Excellence reporting to the COO in September 2007 and remained in that role until November 2008.  From May 2006 to September 2007, Mr. Rusenko served as an operations business leader at DuPont Performance Materials, a $6 billion platform focused on engineering, packaging and industrial polymers. As the operations business leader of DuPont’s $1.8 billion Nylon and PBT segment of the engineering polymers business, Mr. Rusenko was responsible for developing and leading its global supply chain strategy. From June 2001 to December 2005, Mr. Rusenko served as vice president of operations at Saint Gobain-CertainTeed Corporation, a North American manufacturer of building materials, where Mr. Rusenko was responsible for five manufacturing sites, three distribution centers, 1,300 employees, and an operational budget of $420 million.   From January 2000 to June 2001, Mr. Ruesnko served as director of worldwide manufacturing at W. R. Grace, a global specialty chemicals and materials company, where he was responsible for manufacturing, logistics and Six Sigma. Mr. Rusenko also previously held several management positions of increasing responsibility at GE Plastics, a $7 billion division of GE, where he received the coveted Six Sigma Gold Award for driving operational improvements. Before GE, Mr. Rusenko held several management positions of increasing responsibility at AlliedSignal, a global corporation with operations in the automotive, aerospace and specialty chemicals markets. At AlliedSignal, Mr. Rusenko transitioned chemical and pharmaceutical products from laboratory to commercial production, and earned an award for outstanding achievement from Larry Bossidy, the highly regarded CEO.  Mr. Ruesnko earned his B.S. in chemical engineering from Widener University. Mr. Rusenko has completed Masters level courses in chemical engineering and business administration from the University of Virginia/New Jersey Institute of Technology and Villanova University, respectively. Mr. Rusenko also holds a GE Master Black Belt certification.

There is no family relationship between Mr. Rusenko and the Company’s officers and directors.  The Company has not entered into any transaction with Mr. Rusenko that requires disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01.  OTHER EVENTS

On April 14, 2014 the Company issued a press release disclosing Mr. Rusenko’s promotion to Chief Operating Officer.  A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated April 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2014	By:	/s/ Jeffrey W. Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 14, 2014.